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                        STERLING CHEMICALS HOLDINGS, INC.
                                  EXHIBIT 11.1
                         EARNINGS PER SHARE COMPUTATION
                  (Amounts in thousands, except per share data)



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
                                                                   Three Months Ended December 31,
                                                                   -------------------------------
                                                                        2000             1999
                                                                   -------------    --------------
     BASIC EARNINGS PER SHARE

Weighted average number of shares of common stock
outstanding                                                               12,776          12,612

Net loss                                                            $    (30,442)   $    (10,362)
Less: preferred dividend requirements and accretion                         (802)           (719)
                                                                    ------------    ------------

Net loss used in basic loss per share                               $    (31,244)   $    (11,081)
                                                                    ============    ============

     BASIC LOSS PER SHARE                                           $      (2.45)   $      (0.88)
                                                                    ============    ============

     DILUTED EARNINGS PER SHARE

Weighted average number of shares of common stock                         12,776          12,612
outstanding

Net loss                                                            $    (30,442)   $    (10,362)
Less: preferred dividend requirements and accretion                         (802)           (719)
                                                                    ------------    ------------

Net loss used in diluted loss per share                             $    (31,244)   $    (11,081)
                                                                    ============    ============

      DILUTED LOSS PER SHARE                                        $      (2.45)   $      (0.88)
                                                                    ============    ============
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